UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective December 16, 2013, Black Hawk Acquisition, Inc. (“Black Hawk Acquisition”), an indirect wholly owned subsidiary of Steel Excel Inc. (the “Company”) completed its previously announced acquisition of substantially all of the assets of Black Hawk Energy Services, Inc. (“Black Hawk Energy”).  Such assets were acquired pursuant to an Asset Purchase Agreement, dated October 29, 2013, between Black Hawk Acquisition, Black Hawk Energy and Chris Beal, Stuart Buckingham, Kenneth Stevens, Jeff Thomas and Gregory M. Tucker, the stockholders of Black Hawk Energy, as amended effective December 16, 2013 (as so amended, the “Asset Purchase Agreement”).  The purchase price paid at closing was approximately $60,762,595, of which $762,595 is subject to a post-closing working capital adjustment and $5,500,000 of which was placed in escrow for up to one year, to back-stop potential claims that Black Hawk Acquisition may have under the Asset Purchase Agreement.  The purchase price was funded by (i) an equity contribution of $30,000,000 from the Company to Steel Energy Ltd. (“Steel Energy”), a wholly-owned subsidiary of the Company and the sole stockholder of Black Hawk Acquisition, (ii) proceeds from a commitment increase provided to Steel Energy under its existing credit facility, as further described in Item 2.03 hereof, and (iii) cash from Steel Energy.

Black Hawk Acquisition is in the process of changing its name to Black Hawk Energy Services Ltd.

In connection with the Asset Purchase Agreement, Steel Energy executed a guaranty at closing which guarantees the payment of certain obligations under the Asset Purchase Agreement, if any, of Black Hawk Acquisition to Black Hawk Energy after the closing, up to a maximum amount of $5,000,000.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2013, and is incorporated by reference into this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Steel Energy entered into a credit agreement (the “Credit Agreement”) on July 3, 2013 with Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender, a Revolving Lender, Swing Line Lender and a Term Lender, and RBS Citizens, N.A. and Comerica Bank, each in their capacity as a Revolving Lender and a Term Lender.  On December 17, 2013, Steel Energy entered into a Commitment Increase Agreement and Amendment to Credit Documents with the same parties (the “Amendment” and, together with the Credit Agreement, the “Credit Agreement, as amended”).  The Amendment is being filed as an exhibit to this Current Report on Form 8-K, and is incorporated by reference into this Item 2.03.

The Credit Agreement, as amended, now provides for a borrowing capacity of $105,000,000 consisting of (i) a $70,000,000 secured term loan (the “Initial Term Loan”) fully drawn by Steel Energy on July 3, 2013, (ii) a $25,000,000 secured term loan (the “Second Term Loan,” and together with the Initial Term Loan, the “Term Loan”), fully drawn by Steel Energy on December 17, 2013, and (iii) up to $10,000,000 in revolving loans (the  “Revolving Loans”), which includes a $1,000,000 subfacility for standby letters of credit and a $5,000,000 subfacility for swing line loans.  The proceeds of the Second Term Loan, along with a $30,000,000 equity contribution from the Company to Steel Energy, and cash from Steel Energy were used to fund the purchase price under the Asset Purchase Agreement.  The Credit Agreement, as amended, also permits Steel Energy, under certain circumstances, to increase the aggregate principal amount of commitments under the Credit Agreement, as amended, by up to $25,000,000 in the form of an increase in the Term Loan or the Revolving Loans.

The Credit Agreement, as amended, continues to have a five-year term commencing July 3, 2013, with the Term Loan now amortizing in quarterly installments of $3,303,571.43 commencing March 31, 2014, with a balloon payment due on the maturity date.  For a further description of the terms of the Credit Agreement, including the use of the proceeds from the Initial Term Loan, please see the Company’s Current Report on Form 8-K filed July 10, 2013.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report.  The Company intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b)           Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report.  The Company intends to file this pro forma information by an amendment within the timeframe permitted by Item 9.01(b).

(d)           Exhibits

Exhibit No.	Description

10.1
Commitment Increase Agreement and Amendment to Credit Documents, dated as of December 17, 2013, among Steel Energy Ltd., and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender, a Revolving Lender, a Swing Line Lender and a Term Lender, RBS Citizens, N.A., as a Revolving Lender and a Term Lender and Comerica Bank, as a Revolving Lender and a Term Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013	Steel Excel Inc.

	By:	/s/ Leonard J. McGill
		Name:	Leonard J. McGill
		Title:	Vice President, General Counsel